UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-0777362
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock,	The NASDAQ Stock Market LLC
Par Value $0.001 Per Share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162292

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

West Corporation (the “Registrant”) is registering shares of its common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (File No. 333-162292) initially filed with the Securities and Exchange Commission on October 2, 2009, as most recently amended on March 15, 2013 (as it may be amended after the date hereof, the “Registration Statement”) for the initial public offering of the Registrant’s Common Stock. The description of the Common Stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated herein by reference into this Registration Statement on Form 8-A in accordance with the Instruction to Item 1 of this Form.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEST CORPORATION

Dated: March 19, 2013	By:	/s/ Thomas B. Barker
		Name:	Thomas B. Barker
		Title:	Chief Executive Officer and Chairman of the Board